LSB INDUSTRIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 (the "Pro Forma Statements of Operations"), and the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2000 (the "Pro Forma Balance Sheet" and, together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements"), have been prepared to reflect the purchase of the Cherokee Plant by the Company as of January 1, 1999 in the Pro Forma Statement of Operations and as of September 30, 2000 in the Pro Forma Balance Sheet. The Pro Forma Balance Sheet as of September 30, 2000 reflects the historical accounts of LSB Industries, Inc. (the "Company") as of September 30, 2000 combined with the fair value of the Cherokee Plant's assets acquired as of October 31, 2000. The Pro Forma Statement of Operations for the year ended December 31, 1999 reflects the Company's historical Statement of Operations for the twelve months ended December 31, 1999 and the Cherokee Plant's historical Statement of Revenues and Direct Expenses for the twelve months ended February 29, 2000. For purposes of the Pro Forma Statement of Operations for the nine-month period ended September 30, 2000, the Cherokee Plant's historical Statement of Revenues and Direct Expenses for the seven months ended September 30, 2000 was combined with the Cherokee Plant's historical revenues and direct expenses for January and February 2000 and then was combined with the Company's historical Statement of Operations for the nine-month period ended September 30, 2000. The Pro Forma Financial Statements do not reflect any anticipated cost savings, synergies or additional sales, distribution and marketing costs that may result from the Cherokee Plant acquisition. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in LSB's Form 10-K for the year ended December 31, 1999 and Form 10-Q for the nine months ended September 30, 2000 previously filed with the Securities and Exchange Commission and the historical Statements of Assets Acquired and Liabilities Assumed and Revenues and Direct Expenses of the Cherokee Plant the notes thereto included elsewhere herein.

These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

LSB Industries, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2000
(In thousands)

	Historical (a)
	LSB	Cherokee Plant	Pro Forma Adjustments	Pro Forma Adjusted
Assets
Current assets:
Cash and cash equivalents	$ 2,576	$ -	$ (906) (b)	$ 1,670
Accounts receivable, net	49,147	-	-	49,147
Inventories	27,461	2,453	-	29,914
Other	4,089	-	-	4,089
Total current assets	83,273	2,453	(906)	84,820

Property, plant and equipment, net	81,531	-	-	81,531
Other assets	21,652	-	-	21,652
Total assets	$ 186,456	$ 2,453	$ (906)	$188,003

Liabilities and stockholders' equity
Current liabilities:
Drafts and accounts payable	$ 27,680	$ -	$ -	$ 27,680
Accrued expenses and other liabilities	23,161	-	140 (b)	23,301
Current portion of long-term debt	35,924	-	-	35,924
Total current liabilities	86,765	-	140	86,905

Long-term debt	97,003	-	-	97,003
Accrued losses on firm purchase commitments and other non-current liabilities	6,632	-	-	6,632
Excess of fair value over cost of net assets acquired	-	-	1,407 (b)	1,407
Redeemable, noncumulative convertible preferred stock, $100 par value	139	-	-	139

Stockholders' equity (deficit)
Series B 12% cumulative, convertible preferred stock, $100 par value	2,000	-	-	2,000
Series 2 $3.25 convertible, exchangeable Class C preferred stock, $50 stated value	34,487	-	-	34,487
Common stock, $10 par value	1,516	-	-	1,516
Capital in excess of par value	49,632	-	-	49,632
Accumulated deficit	(75,437)	-	-	(75,437)
Equity in Cherokee Plant		2,453	(2,453) (b)	-
	12,198	2,453	(2,453)	12,198
Less treasury stock at cost:
Series 2 Preferred	200	-	-	200
Common stock	16,081	-	-	16,081
Total stockholders' deficit	(4,083)	2,453	(2,453)	(4,083)

Total liabilities and stockholders' equity	$186,456	$2,453	$ (906)	$188,003

See accompanying notes to unaudited pro forma consolidated financial statements.

	Historical (c)
	LSB	Cherokee Plant	Pro Forma Adjustments	Pro Forma
	(In thousands, except per share amounts)

Businesses continuing at September 30:
Revenues:
Net sales	$214,290	$24,483	$5,833 (c)	$244,606
Other income	4,027	-	-	4,027
	218,317	24,483	5,833	248,633
Costs and expenses:
Cost of sales	172,075	25,160	5,561 (c)
			(352) (d)	202,444
Selling, general and administrative	35,332	-	-	35,332
Interest	11,720	-	-	11,720
Provision for loss on firm purchase commitments	2,485	-	-	2,485
Other expenses	2,084	-	-	2,084
	223,696	25,160	5,209	254,065
Loss from continuing operations before extraordinary gain	(5,379)	(677)	624	(5,432)

Preferred stock dividend requirements	2,205	-	-	2,205
Loss from continuing operations applicable to common stock before extraordinary gain	$ (7,584)	$ (677)	$ 624	$(7,637)

Loss per common share, basic and diluted, from continuing operations before extraordinary gain	$ (.64)			$ (.64)(e)

Weighted average common shares outstanding	11,869			11,869

See accompanying notes to unaudited pro forma consolidated financial statements.

	Historical (c)
	LSB	Cherokee Plant	Pro Forma Adjustments	Pro Forma
	(In thousands, except per share amounts)
Businesses continuing at December 31:
Revenues:
Net sales	$254,236	$32,256	$ -	$286,492
Other income	1,036	-	-	1,036
	255,272	32,256	-	287,528

Costs and expenses:
Cost of sales	203,480	35,103	(469) (b)	238,114
Selling, general and administrative	51,672	-	-	51,672
Interest	15,115	-	-	15,115
Provision for loss on firm purchase commitments	8,439	-	-	8,439
Provision for impairment on long-lived assets	4,126	-	-	4,126
	282,832	35,103	(469)	317,466
Loss from continuing operations before business disposed of and provision for income taxes	(27,560)	(2,847)	469	(29,938)

Business disposed of
Revenues	7,461	-	-	7,461
Operating costs, expenses and interest	9,419	-	-	9,419
	(1,958)	-	-	(1,958)

Loss on disposal of business	(1,971)	-	-	(1,971)
	(3,929)	-	-	(3,929)
Loss from continuing operations before provision for income taxes	(31,489)	(2,847)	469	(33,867)

Provision for income taxes	(157)	-	-	(157)
Loss from continuing operations	(31,646)	(2,847)	469	(34,024)

Preferred stock dividends	3,228	-	-	3,228

Loss from continuing operations applicable to common stock	$ (34,874)	$ (2,847)	$ 469	$ (37,252)

Loss per common share, basic and diluted, from continuing operations	$ (2.95)			$ (3.15) (e)

Weighted average common shares outstanding	11,838			11,838

See accompanying notes to unaudited pro forma consolidated financial statements.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2000

  The Pro Forma Balance Sheet as of September 30, 2000 reflects the historical accounts of the Company as of September 30, 2000 combined with the historical value of the Cherokee Plant's assets acquired as of October  31, 2000.

  The estimated purchase price and preliminary adjustments to historical book value of the Cherokee Plant's net assets acquired are as follows:

Purchase price:

Cash paid and liabilities assumed	$ 1,046
Fair value of net assets acquired	2,453

Excess of fair value over cost of net assets acquired	$(1,407)

PRO FORMA ADJUSTMENT FOR THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2000 AND THE YEAR ENDED DECEMBER 31, 1999

  For purposes of the Pro Forma Statement of Operations for the Year ended December 31, 1999, the Cherokee Plant's Statement of Revenues and Direct Expenses for the year ended February 29, 2000 was combined with the Company's historical Statement of Operations for the year ended December 31, 1999. For purposes of the Pro Forma Statement of Operations for the nine-month period ended September 30, 2000, the Cherokee Plant's historical Statement of Revenues and Direct Expenses for the seven months ended September 30, 2000 was combined with the Cherokee Plant's historical revenues and direct expenses for January and February 2000 and with the Company's historical Statement of Operations for the nine-month period ended September 30, 2000.

    The acquisition was accounted for using the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to all of the acquired current tangible assets and related assumed liabilities, if any, of the Cherokee Plant based upon their respective fair values as of the closing date. The fair value of the net assets acquired in excess of the purchase price has been established as negative goodwill in the Pro Forma Balance Sheet. The adjustment for estimated pro forma amortization of negative goodwill is based on an estimated life of three years.

    PRO FORMA ADJUSTMENT FOR THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2000 AND THE YEAR ENDED DECEMBER 31, 1999 (continued)

    Loss per common share is calculated by dividing pro forma loss from continuing operations applicable to common stock by the weighted average number of common shares outstanding. Such pro forma loss from continuing operations applicable to common stock reflects the impact of the adjustments above.

SUPPLEMENTAL INFORMATION

The accompanying unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2000, and the year ended December 31, 1999, are not reflective of the incremental selling, general and administrative expense which the Company expects to incur associated with the Cherokee Plant. The Company will utilize its existing infrastructure of selling, general and administrative personnel to manage and oversee the operations of the Cherokee Plant; however, the Company estimates that the going-forward incremental cost for the twelve-month period following the date of acquisition related to the Cherokee Plant will approximate $1.2 million. This estimate is subject to change based on the facts and circumstances surrounding the operation of the Cherokee Plant.